EX-99.1

Contacts:
Andrew Kramer	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
akramer@irobot.com	cvaida@irobot.com

iRobot Reports Fourth-Quarter and Full-Year 2020 Financial Results
28% Revenue Growth Drives Better-than-Expected Operating Income and EPS

BEDFORD, Mass., February 10, 2021 – iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the fourth quarter and full year ended January 2, 2021.

“iRobot delivered a strong finish to 2020 with revenue, operating income and EPS that surpassed the plans that we outlined at the end of October,” said Colin Angle, chairman and chief executive officer of iRobot. “Solid demand combined with excellent collaboration and execution among our sales, marketing and operations teams and our broader supply chain enabled us to grow fourth-quarter revenue in excess of 25% in each major geographic region. We converted this top-line performance into increased operating income and EPS.”

Angle continued, “Maintaining a clean home has taken on increasing importance while the pandemic forces people to stay at home. It is gratifying to see that our efforts to differentiate our floor cleaning robots with innovative features and functionality that support the fluid lifestyles of their owners are resonating in the marketplace. To that end, we generated significant growth with our premium floor cleaning robots throughout the year. We were also pleased with the substantial expansion of our connected customer base, which grew over 80% in 2020.”

Angle concluded, “Our outlook for 2021 reflects our confidence that the growth drivers for our business will remain largely intact over the coming quarters. We believe that our success in continuing to drive solid top-line expansion in 2021 will also enable us to fund investment into key areas of our business and help mitigate the impact of tariffs on our 2021 profitability. As we move forward, we believe that our success in scaling Malaysia volumes, advancing key R&D initiatives and building stronger, more enduring relationships with millions of connected customers will further strengthen our business, enhance our ability to drive overall top-line growth and accelerate our profitability over the long term. As we continue to execute on our plans, we are excited about our prospects to sustain solid top-line growth into 2022 and convert that expansion into 2022 profit margins and EPS that exceed 2020 levels.”

Financial Performance Highlights
•Revenue for the fourth quarter of 2020 grew 28% to $544.8 million over $426.8 million for the fourth quarter of 2019. Full-year 2020 revenue was $1,430.4 million, an increase of 18% over $1,214.0 million in 2019.
◦Fourth-quarter 2020 revenue growth was highlighted by 28% growth in the U.S. and 27% international growth. Growth outside of the U.S. was led by 39% expansion in Japan and a 26% increase in EMEA. Full-year 2020 revenue grew 23% in the U.S., 20% in Japan and 8% in EMEA.
◦We estimate that iRobot's fourth-quarter 2020 revenue to support e-commerce, which spans the company’s own website and app, dedicated e-commerce websites and the online arms of traditional retailers, grew by over 70% over the fourth quarter of 2019, and represented approximately 60% of fourth-quarter 2020 revenue. For the full year 2020, we estimate that revenue to support e-commerce grew approximately 55% and represented 60% of annual revenue. Direct-to-consumer revenue of $68 million in the fourth quarter of 2020 grew 117% from the prior year’s fourth quarter. 2020 direct-to-consumer revenue of $151 million grew 114% over 2019.
◦The company enjoyed strong growth in its premium robots for both the quarter and full year. Premium robot revenue grew 55% in the fourth quarter of 2020 and nearly 50% for the full year. Premium robots are defined as floor cleaning robots with an MSRP of $500 and higher (the Roomba i3+, 900 Series, i7 Series and s9 Series, and the Braava Jet m Series).
•Fourth-quarter 2020 GAAP operating income was $15.3 million, compared with $16.6 million in the fourth quarter of 2019. Fourth-quarter 2020 non-GAAP operating income was $30.4 million versus $27.0 million in the same period last year. Full-year 2020 GAAP operating income was $146.3 million, compared with $86.6 million for the full year 2019. For 2020, non-GAAP operating income was $149.7 million versus $125.8 million for the full year 2019.
•GAAP net income per share for the fourth quarter of 2020 was $0.46, compared with $0.70 per share in the fourth quarter of 2019. Non-GAAP net income per share was $0.84 for the fourth quarter of 2020, compared with $0.69 in the fourth quarter of 2019. GAAP net income per share for 2020 was $5.14, compared with $2.97 per share in 2019. Full-year non-GAAP 2020 net income per share was $4.14, compared with $3.62 for full-year 2019.
•iRobot’s 2020 financial results were achieved over a 53-week period while the company’s 2019 performance reflected a 52-week period.
•As of January 2, 2021, the company’s cash, cash equivalents and short-term investments were $483.7 million, up from $357.3 million as of September 26, 2020, and $256.4 million as of December 28, 2019.

Q420 and Recent Business Highlights
•In late January, iRobot announced the filing of a new patent infringement action against SharkNinja Operating LLC and its related entities at the International Trade Commission.
•iRobot introduced the Roomba i3 Series across the EMEA region in January 2021.
•The company launched its Root rt1 coding robot in Japan in January 2021.
•The company surpassed the 35 million robots sold milestone.
•During the fourth quarter of 2020, iRobot launched the Roomba Combo, a new floor cleaning robot that combines vacuuming and mopping at an affordable price, in certain European countries.
•During the fourth quarter of 2020, iRobot commenced small-scale pilots for new commercial services.
•The company made substantial progress in expanding its community of engaged, connected customers who have opted-in to its digital communications. At the end of 2020, iRobot supported approximately 9.7 million connected customers, an increase of over 80% since the end of 2019.
•Roomba and Braava earned numerous accolades during the fourth quarter as best consumer robotic floor cleaning products, including citations and awards in The Wall Street Journal, Reviewed.com, Tech Hive, Homes and Gardens, Which?, El Pais, Kaden Hihyo and MONOQLO.

Financial Expectations
iRobot is providing GAAP and non-GAAP financial expectations for the fiscal year ending January 1, 2022. A detailed reconciliation between the company's GAAP and non-GAAP expectations is included in the attached financial tables.

Fiscal Year 2021:

Metric	GAAP	Adjustments	Non-GAAP
Revenue	$1.635 - $1.675 billion	—	$1.635 - $1.675 billion
Gross Profit	$662 - $692 million	~$3 million	$665 - $695 million
Operating Income	$69 - $79 million	~$41 million	$110 - $120 million
Earnings Per Share	$1.85 - $2.10	~$1.15	$3.00 - $3.25

Fourth-Quarter and Full-Year 2020 Results Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its fourth-quarter and full-year 2020 financial results, major business developments and its outlook for fiscal year 2021 financial performance. Pertinent conference call details include:

Date:	Thursday, February 11
Time:	8:30 a.m. ET
Call-In Number:	213-358-0894
Conference ID:	8336358

A live webcast of the conference call, along with the conference call prepared remarks, will be accessible on the event section of the company’s website at https://investor.irobot.com/events/event-details/q4-2020-irobot-corp-financial-results-conference-call. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through February 18, and can be accessed by dialing 404-537-3406, passcode 8336358.

About iRobot Corp.
iRobot®, the leading global consumer robot company, designs and builds robots that empower people to do more both inside and outside of the home. iRobot created the home robot cleaning category with the introduction of its Roomba® Robot Vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 30 million robots worldwide. iRobot's product line, including the Roomba and the Braava® family of mopping robots, feature proprietary technologies and advanced concepts in cleaning, mapping and navigation. iRobot engineers are building an ecosystem of robots and technologies to enable the smart home. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding: future financial performance, including revenue growth in 2021 and 2022, increased incremental costs in 2021, and profit margin expansion and EPS growth in 2022; the impact of tariffs; the impact of our supply chain and R&D initiatives; and anticipated revenue, gross profit, operating income and earnings per share for the fiscal year ending January 1, 2022. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market; the financial strength of our customers and retailers; the impact of tariffs on goods imported into the United States; general economic conditions; market acceptance of and adoption of our products; and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Revenue	$544,827	$426,778	$1,430,390	$1,214,010
Cost of revenue:
Cost of product revenue	329,181	254,970	758,241	658,362
Amortization of acquired intangible assets	225	2,438	1,920	11,721
Total cost of revenue	329,406	257,408	760,161	670,083
Gross profit	215,421	169,370	670,229	543,927
Operating expenses:
Research and development	44,741	37,287	156,670	141,607
Selling and marketing	129,331	94,046	265,475	231,548
General and administrative	25,851	21,232	100,770	83,103
Amortization of acquired intangible assets	228	255	992	1,051
Total operating expenses	200,151	152,820	523,907	457,309
Operating income	15,270	16,550	146,322	86,618
Other (expense) income, net	(244)	8,502	41,593	12,215
Income before income taxes	15,026	25,052	187,915	98,833
Income tax expense	1,691	5,011	40,847	13,533
Net income	$13,335	$20,041	$147,068	$85,300

Net income per share:
Basic	$0.47	$0.71	$5.23	$3.04
Diluted	$0.46	$0.70	$5.14	$2.97

Number of shares used in per share calculations:
Basic	28,148	28,300	28,101	28,097
Diluted	28,763	28,563	28,618	28,735

Stock-based compensation included in above figures:
Cost of revenue	$362	$366	$1,511	$1,486
Research and development	3,154	2,557	10,655	9,186
Selling and marketing	1,101	857	3,700	3,323
General and administrative	4,454	1,221	14,109	9,749
Total	$9,071	$5,001	$29,975	$23,744

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	January 2, 2021	December 28, 2019
Assets
Cash and cash equivalents	$432,635	$239,392
Short term investments	51,081	17,032
Accounts receivable, net	170,526	146,161
Inventory	181,756	157,347
Other current assets	45,223	34,285
Total current assets	881,221	594,217
Property and equipment, net	76,584	75,988
Operating lease right-of-use assets	43,682	47,478
Deferred tax assets	33,404	41,791
Goodwill	125,872	118,732
Intangible assets, net	9,902	12,352
Other assets	19,063	30,195
Total assets	$1,189,728	$920,753

Liabilities and stockholders' equity
Accounts payable	$165,779	$116,185
Accrued expenses	131,388	81,768
Deferred revenue and customer advances	10,400	4,549
Total current liabilities	307,567	202,502
Operating lease liabilities	50,485	54,928
Deferred tax liabilities	705	912
Other long-term liabilities	26,537	10,342
Total long-term liabilities	77,727	66,182
Total liabilities	385,294	268,684
Stockholders' equity	804,434	652,069
Total liabilities and stockholders' equity	$1,189,728	$920,753

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the twelve months ended
	January 2, 2021	December 28, 2019
Cash flows from operating activities:
Net income	$147,068	$85,300
Adjustments to reconcile net income to net cash provided by operating activities, net of the effects of acquisition:
Depreciation and amortization	34,762	37,159
Gain on equity investment	(43,817)	(8,439)
Stock-based compensation	29,975	23,744
Deferred income taxes, net	13,837	(11,118)
Other	6,467	7,267
Changes in operating assets and liabilities — (use) source
Accounts receivable	(21,893)	13,064
Inventory	(24,535)	7,307
Other assets	(15,804)	(3,310)
Accounts payable	48,699	(20,536)
Accrued expenses and other liabilities	57,289	(386)
Net cash provided by operating activities	232,048	130,052

Cash flows from investing activities:
Additions of property and equipment	(31,599)	(35,337)
Change in other assets	(4,150)	(5,436)
Proceeds from sale of equity investment	—	9,787
Cash paid for business acquisition, net of cash acquired	—	(2,817)
Sales and maturities of investments	13,500	12,880
Net cash used in investing activities	(22,249)	(20,923)

Cash flows from financing activities:
Proceeds from employee stock plans	5,584	7,147
Income tax withholding payment associated with restricted stock vesting	(1,845)	(7,277)
Stock repurchases	(25,000)	—
Net cash used in financing activities	(21,261)	(130)

Effect of exchange rate changes on cash and cash equivalents	4,705	20
Net increase in cash and cash equivalents	193,243	109,019
Cash and cash equivalents, at beginning of period	239,392	130,373
Cash and cash equivalents, at end of period	$432,635	$239,392

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the twelve months ended
	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Revenue by Geography: *
Domestic	$316,259	$247,152	$744,648	$603,618
International	228,568	179,626	685,742	610,392
Total	$544,827	$426,778	$1,430,390	$1,214,010

Units Shipped *
Vacuum	1,952	1,730	4,859	4,403
Mopping	241	179	635	586
Total	2,193	1,909	5,494	4,989

Revenue by Product Category **
Vacuum***	$484	$388	$1,274	$1,103
Mopping***	61	39	157	111
	$545	$427	$1,430	$1,214

Average gross selling prices for robot units	$327	$317	$318	$310

Section 301 tariff costs *	$—	$21,896	$—	$37,862
Section 301 tariff impact on gross and operating margin	—%	(5.1)%	—%	(3.1)%

Headcount	1,209	1,128

* in thousands
** in millions
*** includes accessory revenue

Certain numbers may not total due to rounding

iRobot Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

Our non-GAAP financial measures reflect adjustments based on the following items. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Tariff Refunds: iRobot was granted a Section 301 List 3 Tariff Exclusion in April 2020, which temporarily eliminates tariffs on the Company’s products imported from China until December 31, 2020 and entitles the Company to a refund of all related tariffs previously paid since September 2018. We exclude the refunds for tariffs paid in 2018 and 2019 from our 2020 second-quarter and year-to-date non-GAAP measures because those tariff refunds associated with tariff costs incurred in the past have no impact to our current period earnings.

Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures. It also includes business combination adjustments including adjustments after the measurement period has ended. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.

IP Litigation Expense, Net: IP litigation expense, net relates to legal costs incurred to litigate patent, trademark, copyright and false advertising infringements, or to oppose or defend against interparty actions related to intellectual property. Any settlement payment or proceeds resulting from these infringements are included or netted against the costs. We exclude these costs from our non-GAAP measures as we do not believe these costs have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigations and settlements.

Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.

Restructuring and Other: Restructuring charges are related to one-time actions associated with workforce reductions, including severance costs, certain professional fees and other costs directly associated with resource realignments tied to strategic initiatives or changes in business conditions. We exclude this item from our non-GAAP measures when evaluating our recent and prospective business performance as such items vary significantly based on the magnitude of the action and do not reflect anticipated future operating costs. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of our business.

Income tax adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We reassess the need for any valuation allowance recorded based on the non-GAAP profitability and have eliminated the effect of the valuation allowance recorded in the U.S. jurisdiction. We also exclude certain tax items that are not reflective of income tax expense incurred as a result of current period earnings. These certain tax items include, among other non-recurring tax items, impacts from the Tax Cuts and Jobs Act of 2017 and stock-based compensation windfalls/shortfalls. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
GAAP Revenue	$544,827	$426,778	$1,430,390	$1,214,010

GAAP Gross Profit	$215,421	$169,370	$670,229	$543,927
Amortization of acquired intangible assets	225	2,438	1,920	11,721
Stock-based compensation	362	366	1,511	1,486
Tariff refunds	3,531	—	(36,486)	—
Non-GAAP Gross Profit	$219,539	$172,174	$637,174	$557,134
Non-GAAP Gross Margin	40.3%	40.3%	44.5%	45.9%

GAAP Operating Expenses	$200,151	$152,820	$523,907	$457,309
Amortization of acquired intangible assets	(228)	(255)	(992)	(1,051)
Stock-based compensation	(8,709)	(4,635)	(28,464)	(22,258)
Net merger, acquisition and divestiture (expense) income	—	(138)	566	(466)
IP litigation expense, net	(2,084)	(2,582)	(5,444)	(2,218)
Restructuring and other	(10)	—	(2,073)	—
Non-GAAP Operating Expenses	$189,120	$145,210	$487,500	$431,316
Non-GAAP Operating Expenses as a % of Non-GAAP Revenue	34.7%	34.0%	34.1%	35.5%

GAAP Operating Income	$15,270	$16,550	$146,322	$86,618
Amortization of acquired intangible assets	453	2,693	2,912	12,772
Stock-based compensation	9,071	5,001	29,975	23,744
Tariff refunds	3,531	—	(36,486)	—
Net merger, acquisition and divestiture expense (income)	—	138	(566)	466
IP litigation expense, net	2,084	2,582	5,444	2,218
Restructuring and other	10	—	2,073	—
Non-GAAP Operating Income	$30,419	$26,964	$149,674	$125,818
Non-GAAP Operating Margin	5.6%	6.3%	10.5%	10.4%

GAAP Income Tax Expense	$1,691	$5,011	$40,847	$13,533
Tax effect of non-GAAP adjustments	3,826	1,159	(12,016)	4,648
Other tax adjustments	253	1,267	(635)	6,928
Non-GAAP Income Tax Expense	$5,770	$7,437	$28,196	$25,109

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals continued
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
GAAP Net Income	$13,335	$20,041	$147,068	$85,300
Amortization of acquired intangible assets	453	2,693	2,912	12,772
Stock-based compensation	9,071	5,001	29,975	23,744
Tariff refunds	3,531	—	(36,486)	—
Net merger, acquisition and divestiture expense (income)	—	138	(1,241)	466
IP litigation expense, net	2,084	2,582	5,444	2,218
Restructuring and other	10	—	2,073	—
Gain on strategic investments	(250)	(8,332)	(43,817)	(8,904)
Income tax effect	(4,079)	(2,426)	12,651	(11,576)
Non-GAAP Net Income	$24,155	$19,697	$118,579	$104,020

GAAP Net Income Per Diluted Share	$0.46	$0.70	$5.14	$2.97
Amortization of acquired intangible assets	0.02	0.09	0.10	0.44
Stock-based compensation	0.32	0.18	1.05	0.83
Tariff refunds	0.12	—	(1.28)	—
Net merger, acquisition and divestiture expense (income)	—	—	(0.04)	0.01
IP litigation expense, net	0.07	0.09	0.19	0.08
Restructuring and other	—	—	0.07	—
Gain on strategic investments	(0.01)	(0.29)	(1.53)	(0.31)
Income tax effect	(0.14)	(0.08)	0.44	(0.40)
Non-GAAP Net Income Per Diluted Share	$0.84	$0.69	$4.14	$3.62

Number of shares used in diluted per share calculation	28,763	28,563	28,618	28,735

Section 301 Tariff Costs
Section 301 tariff costs	$—	$21,896	$—	$37,862
Impact of Section 301 tariff costs to gross and operating margin (GAAP & non-GAAP)	—%	(5.1)%	—%	(3.1)%
Impact of Section 301 tariff costs to net (loss) income per diluted share (GAAP & non-GAAP)	$—	$(0.77)	$—	$(1.32)

Supplemental Information
Days sales outstanding	31	31
Days in inventory	55	56

iRobot Corporation
Supplemental Reconciliation of Fiscal Year 2021 GAAP to Non-GAAP Guidance
(unaudited)

FY-21
GAAP Gross Profit	$662 - $692 million
Amortization of acquired intangible assets	~$1 million
Stock-based compensation	~$2 million
Total adjustments	~ $3 million
Non-GAAP Gross Profit	$665 - $695 million

FY-21
GAAP Operating Income	$69 - $79 million
Amortization of acquired intangible assets	~$1 million
Stock-based compensation	~$32 million
IP litigation expense, net	~$8 million
Total adjustments	~ $41 million
Non-GAAP Operating Income	$110 - $120 million

FY-21
GAAP Net Income Per Diluted Share	$1.85 - $2.10
Amortization of acquired intangible assets	~ $0.03
Stock-based compensation	~ $1.10
IP litigation expense, net	~ $0.27
Income tax effect	~ ($0.25)
Total adjustments	~ $1.15
Non-GAAP Net Income Per Diluted Share	$3.00 - $3.25

Number of shares used in diluted per share calculations	~29.1 million